SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):       October 21, 2002

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-18225	77-0059951

(State or Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (408) 526-4000

Item 5. Other Events.

         On October 22, 2002, Cisco Systems, Inc. (the “Registrant”) announced that it has signed a definitive agreement to acquire privately-held Psionic Software, Inc., a Delaware corporation. A copy of the press release issued by the Registrant on October 22, 2002 concerning the foregoing transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	99.1	Press Release of Registrant, dated October 22, 2002, announcing that it has signed a definitive agreement to acquire privately-held Psionic Software, Inc., a Delaware corporation.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC

Dated: October 23, 2002	By: /s/ Daniel Scheinman

Daniel Scheinman, Senior Vice President

and Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release of Registrant, dated October 22, 2002, announcing that it has signed a definitive agreement to acquire privately-held Psionic Software, Inc., a Delaware corporation.